UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2010

FIBERTOWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

185 Berry Street Suite 4800 San Francisco, California (Address of principal executive offices)	94107 (Zip Code)

Registrant’s telephone number, including area code:  (415) 659-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2010, the Compensation Committee of the Board of Directors of FiberTower Corporation (the “Company”) approved restricted stock awards covering approximately 4,149,000 shares of common stock to the employees of the Company, which included restricted stock awards covering approximately 1,575,000 shares to the Company’s named executive officers as set forth in the table below.   These restricted stock awards were granted pursuant to the Company’s 2010 Stock Incentive Plan.  The forms of restricted stock agreements relating to time-vesting awards and performance-vesting awards under the 2010 Stock Incentive Plan have been filed as Exhibits 10.2 and 10.3, respectively, to the Company’s current report on Form 8-K filed on June 3, 2010, which forms describe the vesting provisions of such awards, including those relating to changes of control of the Company and termination of employment.  The Compensation Committee does not expect to make significant, if any, additional equity grants to existing employees for the next several years, as the grants approved on June 3, 2010 are front-loaded three-year grants.

Name and Principal Position	Time-Vesting Shares (1)	Performance- Based Shares at $7 Target (2)	Performance- Based Shares at $10 Target (3)

Kurt J. Van Wagenen President and Chief Executive Officer	237,500	118,750	118,750
Thomas A. Scott Senior Vice President and Chief Financial Officer	162,500	81,250	81,250
Ravi S. Potharlanka Senior Vice President and Chief Operating Officer	162,500	81,250	81,250
Patrick Coughlin Senior Vice President, Sales & Marketing	112,500	56,250	56,250
Joseph Sandri Senior Vice President, Regulatory & Government	112,500	56,250	56,250

(1)  The terms of the restricted stock awards subject to time-vesting provide that 33% of the shares vest on June 3, 2011, 33% of the shares vest on June 3, 2012 and the remainder of the shares vest on June 3, 2013.

(2) The terms of the restricted stock awards subject to performance-vesting at the target stock price of $7.00 per share provide that the awards vest on June 3, 2013 if the closing price of the Company’s common stock is $7.00 per share or higher for any 20 consecutive trading days during the three-year period prior to that date.  Any restricted stock awards that do not vest on June 3, 2013 pursuant to the foregoing sentence will be forfeited.

(3) The terms of the restricted stock awards subject to performance-vesting at the target stock price of $10.00 per share provide that the awards vest on June 3, 2013 if the closing price of the Company’s common stock is $10.00 per share or higher for any 20 consecutive trading days during the three-year period prior to that date.  Any restricted stock awards that do not vest on June 3, 2013 pursuant to the foregoing sentence will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBERTOWER CORPORATION

Date: June 7, 2010	By:	/s/ Kurt Van Wagenen
	Name:	Kurt Van Wagenen
	Title:	Chief Executive Officer